UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as Amended

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

AGRIFORCE GROWING SYSTEMS, LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

As of 2:30 PM ET on December 8, 2022, AgriForce Growing Systems, Ltd. (the “Company”) had not received the requisite number of its common shares voted to constitute a quorum (i.e.: 46.87% of the shares voted, and the quorum is 50.1%) to hold the Special Meeting of Shareholders (the “Meeting”) scheduled to take place today. Therefore, under Section 11.7 of the Company’s Charter (the “Section”), the Meeting is postponed for seven (7) days and will take place on Thursday, December 15, 2022, at the same time and place as scheduled for today. Under the Section, the quorum for holding the Meeting shall be reduced to the number of common shares present by person and in proxy at the Meeting, which so long as the quorum is at least 33-1/3%, complies with Nasdaq Rules (which is anticipated as the current percent of shares present by person or proxy is 46.87%). At the postponed Meeting, the Company’s common shareholders shall vote to approve the same matters as stated in the Company’s Definitive Proxy Statement filed with the SEC on November 7, 2022.